Exhibit 10.2

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of [—], 2011 between FORTUNE BRANDS, INC., a Delaware corporation (“Indemnitor”), and FORTUNE BRANDS HOME & SECURITY, INC., a Delaware corporation and, as of the date hereof, a direct wholly-owned subsidiary of Indemnitor (“Home & Security”).

W I T N E S S E T H:

WHEREAS, Indemnitor and Home & Security have entered into a Separation and Distribution Agreement dated as of [—], 2011 (the “Distribution Agreement”);

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the willingness of the parties to the Distribution Agreement to consummate the Distribution (as defined in the Distribution Agreement); and

WHEREAS, Indemnitor will benefit from, and therefore desires to facilitate the consummation of, the transactions contemplated by the Distribution Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements, provisions and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Indemnification. Subject to and conditioned upon the Distribution becoming effective, Indemnitor agrees to indemnify Home & Security, its affiliates and each of their respective officers, directors, employees, stockholders, agents, representatives, successors and assigns, against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party arising from (i) any claim, investigation or proceeding alleging personal injury, (ii) any claim, investigation or proceeding alleging fraud or (iii) any other claim, investigation or proceeding, in the case of each of clauses (i), (ii) and (iii), arising from smoking and health or fire-safe cigarette matters relating to the tobacco business of any of Indemnitor’s predecessors, former subsidiaries, joint ventures or minority owned enterprises, including, without limitation, any such matter arising from or related to the development, manufacture, packaging, labeling, production, delivery, sale, resale, distribution, advertising, marketing, promotion, use or consumption of, or exposure to (whether occurring before, on or after the date hereof), any tobacco products of, or research in respect of smoking and health or fire-safe cigarette matters by, any of Indemnitor’s predecessors, former subsidiaries, joint ventures or minority owned enterprises. For the avoidance of doubt, any obligation of Indemnitor under this Section 1 shall apply (x) with respect to currently existing claims, investigations and proceedings and with respect to any claims, investigations and proceedings that may arise subsequent to the date of this Agreement and (y) regardless of Indemnitor’s right to recovery from any third party with respect to any claim, investigation or proceeding. For purposes of this Agreement, references to “affiliates” of Home & Security shall be deemed to refer only to affiliates of Home & Security from and after the Distribution Date.

2. Procedures Relating to Indemnification Claims. (a) If any person (the “indemnified party”) entitled to indemnification under this Agreement should have a claim against Indemnitor under this Agreement, the indemnified party shall deliver notice of such claim with reasonable promptness to Indemnitor. The failure by any indemnified party so to notify Indemnitor shall not relieve Indemnitor from any liability which it may have to such indemnified party under this Agreement, except to the extent that Indemnitor shall have been actually prejudiced as a result of such failure (except that Indemnitor shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice).

(b) If a claim for indemnification hereunder relates to an action, suit, investigation or proceeding against or involving the indemnified party, Indemnitor shall assume the defense thereof with counsel selected by Indemnitor. From and after the time that Indemnitor assumes the defense of such matter, Indemnitor shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with such defense. The indemnified party shall have the right to employ counsel, at its own expense, separate from the counsel employed by Indemnitor, but such counsel shall not have any right to participate in the defense of such claim and Indemnitor shall control such defense in all respects but Home & Security and such counsel shall have the right to be kept fully informed of the progress of such defense. Indemnitor shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which Indemnitor has failed to assume the defense of such matter (other than during any period in which the indemnified party shall have failed to give notice of the matter to Indemnitor as provided herein). The indemnified party shall not unreasonably withhold or delay its consent to any settlement, compromise or discharge of such matter which Indemnitor may recommend. The indemnified party shall not settle, compromise or discharge any claim covered by this Agreement without the prior written consent of Indemnitor.

(c) The indemnified party shall cooperate with Indemnitor in its defense of any matter covered by this Agreement, at the expense (including reasonable legal fees and expenses) of Indemnitor. Without limiting the generality of the foregoing, the indemnified party shall, at the expense (including reasonable legal fees and expenses) of Indemnitor, (i) provide or cause to be provided to Indemnitor such information and assistance as Indemnitor may reasonably request to defend any matter covered hereby, including without limitation in the case of Home & Security, the assistance of officers and employees of Home & Security and, to the extent that Home & Security is reasonably able to cause it to be provided, the assistance of directors, agents and others acting on behalf of Home & Security, when reasonably considered necessary by Indemnitor to defend such matter, (ii) supply with reasonable promptness to Indemnitor copies of all correspondence and documents relating to or in connection with such claim received or transmitted by the indemnified party and (iii) take or cause to be taken such action as Indemnitor may reasonably require to defend a claim covered hereby. Except as required by law or legal process, Home & Security shall not, and, to the extent within Home & Security’s reasonable control, shall not permit any of its affiliates, officers, directors, employees, agents or others acting on its behalf to, take any action or make any admission which adversely affects or could reasonably be foreseen to adversely affect the defense of any matter covered hereby or that could reasonably be foreseen to be covered hereby and shall not, and shall not permit any of its affiliates, officers, directors, employees, agents or others acting on its behalf to, make any adverse public statement regarding any such matters.

(d) If an indemnified party shall have received full payment (an “Indemnity Payment”) required by this Agreement from Indemnitor in respect of any indemnifiable losses and shall subsequently actually receive proceeds of any insurance policies or other amounts in respect of such indemnifiable losses, then such indemnified party shall pay to Indemnitor a sum equal to the amount actually received (net of increased insurance premiums and charges related directly and solely to such indemnifiable losses and any expenses (including reasonable attorneys fees and expenses) incurred by such indemnified party in connection with seeking to collect such insurance proceeds or other amounts, and up to but not in excess of the amount of any Indemnity Payment made hereunder). The parties acknowledge that an indemnified party shall not be required to seek recovery of any proceeds of insurance policies. An insurer who would otherwise be obligated to pay any claim shall not be relieved of such responsibility, or have any subrogation rights with respect thereto, solely by virtue of the indemnification provisions hereof, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions hereof.

(e) In determining the amount of any indemnifiable losses, such amount shall be (i) reduced to take into account any net Tax (as defined in the Tax Allocation Agreement between Indemnitor and Home & Security) benefit realized by the indemnified party arising from the incurrence or payment by the indemnified party of such indemnifiable losses and (ii) increased to take into account any net Tax cost incurred by the indemnified party as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating the indemnified party as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such indemnifiable losses. It is the intention of the parties to this Agreement that indemnity payments made pursuant to this Agreement are to be treated as relating back to the Distribution (as defined in the Distribution Agreement) as a capital contribution by Indemnitor to Home & Security, and the parties shall not take any position inconsistent with such intention before any Tax authority, except to the extent that a final determination (as defined in Section 1313 of the Internal Revenue Code of 1986, as amended) with respect to the recipient party causes any such payment not to be so treated.

3. Representations and Warranties of Indemnitor. Indemnitor represents and warrants to Home & Security as follows:

(a) Indemnitor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Indemnitor has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. All corporate acts and other proceedings required to be taken by Indemnitor to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by Indemnitor and constitutes a legal, valid and binding obligation of Indemnitor enforceable against it in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(b) The execution and delivery of this Agreement by Indemnitor does not, and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation to any person under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of it under, any provision of (i) its certificate of incorporation or bylaws, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which it is a party or by which any of its properties or assets are bound or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it or its properties or assets, other than, in the case of clause (ii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of it to perform its obligations hereunder. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Indemnitor or any of its affiliates in connection with the execution, delivery and performance of this Agreement by it. Home & Security acknowledges that it is aware of the terms of the various contracts which have been or will be entered into by Indemnitor in connection with the Distribution Agreement and transactions associated therewith.

4. Covenants of Indemnitor. Indemnitor agrees as follows:

(a) Subject to Section 4(b), Indemnitor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and all laws applicable to the maintenance of its corporate existence.

(b) Indemnitor shall not consolidate with or merge into any other person unless (i) the person formed by such consolidation or into which Indemnitor is merged shall be duly organized and existing under the laws of the jurisdiction of its organization and shall expressly assume, by an instrument supplemental hereto, executed and delivered to Home & Security prior to or contemporaneously with the consummation of such transaction, the performance of the obligations of Indemnitor under this Agreement and (ii) prior to and immediately after giving effect to such transaction, Indemnitor shall not be in default in any material respect of its obligations under this Agreement.

(c) With the exception of bona fide charitable contributions, Indemnitor shall not license, convey or transfer any assets on other than commercially reasonable, arm’s length terms.

(d) Except for (i) transactions in the ordinary course of business (including bona fide charitable contributions) or (ii) transactions the proceeds of which are reinvested in the business of Indemnitor, Indemnitor shall not license, convey or transfer, or cause to be licensed, conveyed or transferred, in one or a series of transactions in any period of ten years, an aggregate of more than 25% in market value of the business or assets of Indemnitor, unless Indemnitor shall have complied with the provisions of Section 4(e). For purposes of this Section 4(d) the value of the businesses or assets licensed, conveyed or transferred shall be taken at the respective dates of their license, conveyance or transfer and the limit (i.e., 25% of the market value) shall be calculated at the date of the last such license, conveyance or transfer. In calculating the value of the businesses or assets licensed, conveyed or transferred for purposes of this Section 4(d) there shall be excluded any licenses, conveyances or transfers to which Section 4 is not applicable by virtue of the application of Section 4(f) and any transaction where the provisions of Section 4(e) have been observed.

(e) An Indemnitor shall not engage in any transaction that is restricted under Section 4(d) unless, in each such instance, (i) the person or persons acquiring assets by such license, conveyance or transfer shall be duly organized and existing under the laws of the jurisdiction of its organization and shall expressly assume, by an instrument supplemental hereto, executed and delivered to Home & Security prior to or contemporaneously with the consummation of such transaction, the performance of the entire obligations of Indemnitor under this Agreement and (ii) prior to and immediately after giving effect to such transaction, Indemnitor shall not be in default in any material respect of its obligations under this Agreement; provided, however, that the acquiring party’s assumption of obligations hereunder shall be limited in the aggregate to the total consideration paid by the acquiring party in respect of such license, conveyance or transfer.

(f) The restrictions on consolidations, mergers, licenses, conveyances and transfers in this Section 4 shall be applicable to transactions with any parent, subsidiary or affiliate of Indemnitor as well as transactions with any unrelated person or persons, but shall not be applicable to a transaction with a person who has previously assumed, without limitation, the performance of all the obligations of Indemnitor under this Agreement or transactions with a wholly-owned subsidiary of Indemnitor insofar as such subsidiary is subject, without limitation, to the constraints of this Section 4.

(g) Notwithstanding any other provision of this Section 4 to the contrary, no license, conveyance or transfer requiring the licensee or transferee to assume indemnification obligations under this Agreement shall be valid unless Home & Security may directly enforce the provisions of this Agreement against the party to whom the assets are being licensed, conveyed or transferred notwithstanding that Home & Security is not or may not be a party to such license, conveyance or transfer.

(h) No consolidation, merger, license, conveyance or transfer permitted under this Section 4 shall limit or affect the obligations of Indemnitor hereunder.

(i) At the request of any party that is or may become subject to the terms of this Agreement, Home & Security agrees to discuss in good faith the modification of the provisions of this Section 4.

5. Notices. All notices, requests, claims, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (d) if sent by nationally recognized overnight courier, on the first business day following the date of dispatch; and shall be addressed as follows:

If to Indemnitor:

Beam Inc.

500 Lake Cook Road

Deerfield, Illinois 60015

Attention: General Counsel

Facsimile: [                    ]

If to Home & Security:

Fortune Brands Home & Security, Inc.

520 Lake Cook Road

Deerfield, Illinois 60015

Attention: General Counsel

Facsimile: [                    ]

or to such other person or address as such party may have specified in a notice duly given to the other party as provided herein.

6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but both of which shall constitute one and the same instrument and shall become binding when the counterparts have been signed by and delivered to each of the parties hereto.

7. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, negotiations, discussions, understandings, writings and commitments between the parties with respect to such subject matter. Neither party hereto shall be liable or bound to the other party hereto in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed to relieve Indemnitor from any other indemnification obligations it may have under the Distribution Agreement and the Tax Allocation Agreement, but an indemnified party shall not be entitled to recover in excess of the indemnifiable losses it suffers.

8. Jurisdiction. Indemnitor and Home & Security each irrevocably submits to the nonexclusive jurisdiction of [(a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York,] for the purposes of any suit, action or other proceeding arising out of this Agreement. Each of Indemnitor and Home & Security agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail to such party’s respective address set forth in Section 5 shall be effective service of process for any action, suit or proceeding brought against Indemnitor or Home & Security in any such court. Indemnitor and Home & Security each irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

10. Amendment; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective unless in writing and signed by each party hereto. No delay or failure on the part of any party in exercising any rights hereunder, and no particular or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

11. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Warranties. Each party hereto acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than those contained herein and, having negotiated and freely entered into this Agreement, agrees that it shall have no remedy under this Agreement in respect of any other such representation or warranty except in the case of fraud.

14. Rights. The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise. No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

15. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure for the benefit of the parties hereto and their respective successors and permitted assigns. Indemnitor may not assign its rights and benefits under this Agreement, either in whole or in part, without the prior written consent of Home & Security. Home & Security may assign its rights and benefits under this Agreement, either in whole or in part, provided that (a) the person or persons acquiring the benefit of such rights and benefits shall be duly organized and existing under the laws of the jurisdiction of its organization, (b) prior to or contemporaneously with the consummation of such transaction, Home & Security delivers to Indemnitor (i) an instrument duly executed and delivered by the assignee(s) for the benefit of Indemnitor containing the agreement by the assignee(s) to be bound by and to observe and perform the provisions of this Agreement and (ii) an opinion of counsel in form and substance reasonably satisfactory to Indemnitor that, from and after such assignment, the assignee(s) will be bound by and required to observe and perform the provisions of this Agreement and that Indemnitor may directly enforce the provisions of this Agreement against the assignee(s) notwithstanding that Indemnitor is not party to such assignment and (c) prior to and immediately after giving effect to such transaction, Home & Security shall not be in default in any material respect of its obligations under this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

FORTUNE BRANDS, INC.

By
Name:
Title:

FORTUNE BRANDS HOME & SECURITY, INC.

By
Name:
Title:

Indemnification Agreement